Report of Independent Accountants



To the Board of Trustees and Shareholder of AssetMark Funds,

In our opinion, the accompanying statement of assets and liabilities and related statement of operations present fairly, in all material respects, the financial position of AssetMark Funds (consisting of a series of eight separate Funds, and hereafter collectively referred to as the "Funds") at May 7, 2001 and the results of its operations for the period then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

May 7, 2001